TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.12

SUPPLEMENT TO THE
TERMINAL SERVICES AGREEMENT

This supplement (“Supplement”) to the Terminal Services Agreement by and between Phillips 66 Carrier LLC (“Carrier”) and Phillips 66 Company (“Company”) is dated as of the 19th day of December 2013.

WHEREAS, Carrier and Company are parties to the Terminal Services Agreement whereby Company delivers refined petroleum products to Carrier’s Hartford Terminal and Pasadena Terminal where Carrier stores, handles and delivers the product into pipelines, barges or transport trucks, as applicable;

WHEREAS, on August 1, 2013, Carrier and Company clarified via letter agreement that the “Base Throughput Fee” described in Exhibit B of the Terminal Services Agreement is not applied to barrels of ethanol, biodiesel or other additives that are subject to the “Blending Fees” specified in the same Exhibit B (hereinafter the Terminal Services Agreement and the August 1, 2013 letter agreement are collectively referred to as the “Agreement”);

WHEREAS, Company requests and Carrier has agreed to install additional pumps at its Pasadena Terminal and Hartford Terminal, and Company agrees to pay Carrier for installing such pumps; and,

NOW THEREFORE, for and in consideration of the forgoing, the mutual covenants, terms and conditions of the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Carrier and Company agree as follows:

1.	Unless otherwise noted, the capitalized terms used herein shall have the definitions set forth in the Terminal Services Agreement.

2.	At Company’s request, Carrier agrees to install the following facilities at the identified terminal as set forth below:

(a)	Install a second B100 pump at the Hartford Terminal to increase B100 throughput and RIN generation;

(b)	Install higher capacity ULSD rack pumps at the Hartford Terminal to increase load rates in up to three (3) bays; and,

(c)	Install a second B100 pump at the Pasadena Terminal to increase B100 throughput and RIN generation.

3.
Beginning January 1, 2014, Company will pay Carrier a quarterly fee of ** with such fee due on or before January 1, April 1, July 1 and October 1 of each year during the five (5) year term of this Supplement. For clarity, Company shall pay the first quarterly fee to Carrier on January 1, 2014, and pay the last quarterly fee to Carrier on or before October 1, 2018.

4.
This Supplement shall be effective as of December 1, 2013 and shall terminate on December 31, 2018. Termination of this Supplement shall not relieve either Party from the obligations hereunder, all of which shall survive termination.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

5.	Except as expressly set forth herein, all other terms and conditions of the Terminal Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Supplement as of the date first above written.

	PHILLIPS 66 CARRIER LLC		PHILLIPS 66 COMPANY

By:	/s/ J. T. Liberti	By:	/s/ John W. Wright

Title:	Vice President	Title:	Senior VP, Commercial

Date:	December 19, 2013	Date:	December 19, 2013

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